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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) October 17, 2002


                                 SURECARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)

              0-27123                                    74-2876711
      (Commission File Number)                 (IRS Employer Identification No.)

      4299 SAN FELIPE, SUITE 300
           HOUSTON, TEXAS                                  77027
(Address of Principal Executive Offices)                 (Zip Code)

                                 (832) 200-7000
              (Registrant's Telephone Number, Including Area Code)
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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

On October 17, 2002, SureCare, Inc. (the "Company") and Medical Outcomes Management, Inc. ("MOM") signed a letter of intent pursuant to which the Company will acquire substantially all of the assets and assume certain liabilities of MOM. The assets of MOM consist primarily of contracts and existing subscribers for its Diabetes disease management l "coaching" services in which patients are assigned a personal coach to assist in behavior changes that improve the patient's health care. The principal contract is between MOM and a Tennessee Medicaid Managed Care (TennCare) Plan, with an estimated 200,000 current plan participants of which 20,000 are estimated to have Diabetes. In exchange for the assets of MOM, the Company will issue 1,280,000 shares of common stock and assume outstanding liabilities of not more than $178,412 on the closing. The number of shares issued will be adjusted on the first anniversary of the closing for material changes in the revenues of MOM and changes in the value of the Company's common stock during the first year following the closing.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

Pursuant paragraph (a)(4) of this Item, financial statements and pro forma financial information will be filed within 60 days as an amendment to this report. The following documents are filed as an Exhibit to this report:

      EXHIBIT NO.                      DESCRIPTION

         2.1 Letter of Intent dated October 17, 2002, between SureCare, Inc. and Medical Outcomes Management, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                          SURECARE, INC.

Date: October 23, 2002                    By: /s/ Robert B. Teague
                                              ----------------------------------
                                              Robert B. Teague
                                              Chief Executive Officer and
                                              Chairman of the Board of Directors
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EXHIBIT INDEX


      EXHIBIT NO.                      DESCRIPTION

         2.1 Letter of Intent dated October 17, 2002, between SureCare, Inc. and Medical Outcomes Management, Inc.